UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

June 11, 2020
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

001-11507	13-5593032
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Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken New Jersey	07030
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Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code:	(201) 748-6000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐ Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $1.00 per share	JW.A	New York Stock Exchange
Class B Common Stock, par value $1.00 per share	JW.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On June 11, 2020, John Wiley & Sons Inc., a New York corporation (the “Company”), issued a press release announcing the Company’s financial results for the fourth quarter and fiscal year 2020. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.06 Material Impairments

During the completion of the Company’s annual goodwill impairment test initiated on February 1, 2020, which coincides with the Company’s preparation, review and audit of annual financial statements, the Company determined there were indicators of impairment of goodwill of the Education Services business and further concluded that the fair value of the Education Services segment was below its carrying value, resulting in a non-cash impairment of goodwill of $110.0 million. In addition, during the fourth quarter of 2020, the Company recorded a non-cash impairment charge of $90 million related to the Company’s decision to simplify Wiley’s brand portfolio and sharply reduce the use of the Blackwell trade name, acquired in 2007. Further details of these impairments are included in the Company’s press release, which is attached hereto as Exhibit 99.1 and incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2020, the Company announced temporary reductions in the base salaries of the Executive Leadership Team.  Effective June 16, 2020, for a period of six months, the base salary of Brian A. Napack, President & Chief Executive Officer, will be reduced by 30%.  During the same period, the base salary of the Executive Leadership Team, including the Company’s other named executive officers, will be reduced by 15%.  The salary reductions will not impact annual and long-term incentives, and benefit eligibility.

In addition, for six months, each independent non-employee director will reduce the cash-based portion of their annual retainer fee by 30%, and the Chairman will reduce half his total annual retainer by 30%.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description

99.1   Press release dated June 11, 2020 titled “Wiley Reports Fourth Quarter and Fiscal Year 2020 Results” (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1934, as amended).

104 -  Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

The information in this report, including the exhibits hereto, (x) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and (y) shall not be incorporated by reference into any filing of the Company with the Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filings (unless the Company specifically states that the information or exhibits in this particular report are incorporated by reference). The furnishing of the information set forth in this report is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JOHN WILEY & SONS, INC.
Registrant

By	/s/ Brian A. Napack
Brian A. Napack
President and
Chief Executive Officer

By	/s/ John A. Kritzmacher
John A. Kritzmacher
Executive Vice President and
Chief Financial Officer

Dated: June 11, 2020